Specialty Underwriters' Alliance, Inc. Adds Partner Agent Insurance Products for Public Entities

CHICAGO, May 11 /PRNewswire-FirstCall/ -- Specialty Underwriters' Alliance, Inc. (Nasdaq: SUAI - News) today announced a new partner agent contract with Specialty Risk Solutions, LLC (SRS), which specializes in the public entity segment including schools, other educational institutions and municipalities. SRS provides primarily workers' compensation and liability insurance to its public entity clients. The company will focus on California initially and plans to expand into additional regions later this year. The company anticipates that future annual premium volumes will exceed $20 million. SRS has also agreed to purchase $1 million of SUA's Series B common stock.

SRS is headquartered in Chicago. "We are happy to have SRS as one of our Partner Agents and believe their vast underwriting experience, premium growth potential and regional expansion opportunities provide a perfect match for SUA's business strategy," stated Courtney Smith, president and chief executive offer of Specialty Underwriters' Alliance. "SRS was one of the first Partner Agents we spoke to before our initial public offering and it was always our intention to add them at a later date. However, we believe that the opportunity in California is right for bringing them on board earlier. We welcome Scott Keller and his team, with over 20 years of experience in serving public entities, to our base of agent partners. Our intention is to begin booking premiums from this new relationship in the third quarter of 2005," continued Smith.

About Specialty Underwriters' Alliance (SUAI)

Specialty Underwriters' Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company that provides commercial insurance products through exclusive wholesale partner agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, building contractors, professional employee organizations and public entities. SUA's innovative approach provides products and claims handling, allowing the partner agent to focus on distribution and customer relationships.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward- looking statements that reflect the company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward- looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

To learn more about Specialty Underwriters' Alliance, please visit http://www.suainsurance.com.